UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2013

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West

Seattle, Washington 98119

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On March 28, 2013, Omeros Corporation (“Omeros”) extended by one year the expiration dates of warrants to purchase up to an aggregate of 197,478 shares of Omeros Common Stock with an exercise price of $12.25 per share (the “Warrants”). As a result of the extension, the expiration date of the Warrants has been changed to March 29, 2014 from March 29, 2013. The Warrants were originally issued by Omeros on March 29, 2007 to brokers who assisted Omeros in connection with its Series E Preferred Stock financing. Forms of the Warrants, as well as a related notice dated August 24, 2009, are filed as Exhibits 4.4, 4.5 and 4.6 to the Registration Statement on Form S-1/A filed by Omeros on September 16, 2009. In addition, a notice dated March 28, 2012 that extended the expiration date of the Warrants by one year to March 29, 2013 is filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Omeros on March 29, 2012. A form of the notice confirming the extension of the Warrants to March 29, 2014 is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Notice regarding the extension of the expiration date to March 29, 2014 of warrants to purchase up to an aggregate of 197,478 shares of the Common Stock of Omeros Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer, and Chairman of the Board of Directors

Date: March 29, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1	Notice regarding the extension of the expiration date to March 29, 2014 of warrants to purchase up to an aggregate of 197,478 shares of the Common Stock of Omeros Corporation.